As filed with the Securities and Exchange Commission on April 29, 2015

Registration No. 333-197974

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

EXPEDIA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	20-2705720
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

SEE “TABLE OF ADDITIONAL REGISTRANT GUARANTORS” LISTED ON FOLLOWING PAGE

333 108th Avenue NE

Bellevue, WA 98004

(425) 679-7200

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Robert J. Dzielak

General Counsel and Secretary

333 108th Avenue NE

Bellevue, WA 98004

(425) 679-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew J. Nussbaum

Joshua A. Feltman

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

(212) 403-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Amount to be Registered	Proposed Maximum Offering Price Per Share	Amount of Aggregate Offering Price	Registration Fee
Debt Securities	(1)	(1)	(1)	(1)
Guarantees of Debt Securities	(2)	(2)	(2)	(2)

(1)	We are registering hereby an unspecified principal amount of Debt Securities and relying on Rules 456(b) and 457(r) under the Securities Act to defer payment of all of the registration fee. Any registration fee will be paid subsequently on a pay-as-you-go basis.
(2)	No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees.

Exact Name of Registrant Guarantor*	State or Other Jurisdiction of Incorporation or Formation	IRS Employer Identification Number
Expedia, Inc.	Washington	91-1996083

CarRentals.com, Inc.	Nevada	35-2519390

Classic Vacations, LLC	Nevada	04-3612673

Cruise, LLC	Washington	47-3225083

EAN.com, LP	Delaware	42-1612329

Egencia LLC	Nevada	02-0629848

Hotels.com, L.P.	Texas	75-2942061

Hotels.com GP, LLC	Texas	75-2942059

Hotwire, Inc.	Delaware	74-2938016

HRN 99 Holdings, LLC	New York	13-4179783

Interactive Affiliate Network, LLC	Delaware	42-1612328

Travelscape, LLC	Nevada	88-0392667

WWTE, Inc.	Nevada	20-3014378

*	All registrants have the following principal executive office:

c/o Expedia, Inc.

333 108th Avenue NE

Bellevue, WA 98004

(425) 679-7200

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration Statement No. 333-197974) of Expedia, Inc. and its subsidiary guarantor registrants (the “Registration Statement”) is being filed to (i) add Cruise, LLC, a Washington limited liability company and CarRentals.com, Inc., a Nevada corporation (collectively, the “New Subsidiary Guarantors”), as co-registrants to the Registration Statement to allow each of the New Subsidiary Guarantors to guarantee debt securities covered by the Registration Statement, (ii) update the information in Part II with respect to the addition of the New Subsidiary Guarantors, and (iii) file additional exhibits to the Registration Statement. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, such base prospectus is being omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table is a statement of estimated expenses to be incurred by the registrant in connection with the issuance and distribution of the debt securities being registered under this registration statement.

Amount to be paid
SEC registration fee	$	*
Rating agency fees		*	*
Legal fees and expenses		*	*
Accounting fees and expenses		*	*
Printing and engraving fees		*	*
Trustee’s Fees		*	*
Miscellaneous		*	*

Total		*	*

*	Pursuant to Rule 456(b) and Rule 457(r), the Registrant is deferring payment of all of the SEC registration fee.
**	Because an indeterminate amount of debt securities are covered by this registration statement, the expenses in connection with the issuance and distribution of debt securities are not currently determinable. A prospectus supplement will set forth the estimated expenses payable in connection with a particular offering of debt securities.

Item 15.	Indemnification of Directors and Officers.

Expedia, Inc.

Expedia’s certificate of incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. Expedia’s bylaws provide mandatory indemnification to the fullest extent authorized by the Delaware General Corporation Law with respect to actions, suits, or proceedings that a person is party to, or threatened to be made a party to or otherwise involved in, by reason of the fact that he/she or a person of whom he/she is the legal representative is or was a director or officer of Expedia, or by reason of the fact that he/she is or was a director or officer of Expedia and serving in certain other capacities; provided that any such person has met the applicable standard of conduct set forth in the Delaware General Corporation Law described below and that, with certain exceptions relating to suits to enforce rights to indemnification, such persons will be indemnified with respect to actions or suits initiated by such persons only if such action was first approved by the board of directors. Expedia’s bylaws include within this right to indemnification the right to be paid by Expedia the expenses incurred in defending such a proceeding in advance of its final disposition; provided that, in certain circumstances, the person provides an undertaking to Expedia to repay such expenses, if it is ultimately determined that such party was not entitled to indemnity by Expedia. From time to time, Expedia’s officers and directors may be provided with indemnification agreements that are consistent with or greater than the foregoing provisions. Expedia has policies of directors’ and officers’ liability insurance which insure directors and officers against the costs of defense, settlement and/or payment of judgment under certain circumstances. Expedia believes that these agreements and arrangements are necessary to attract and retain qualified persons as directors and officers.

Expedia is incorporated in the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of certain other entities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided that with respect to proceedings by or in the right of a corporation to procure a judgment in its favor, (a) a corporation may only indemnify such a person against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action and (b) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery, or such other court, shall deem proper.

The underwriting, distribution or similar agreements filed or to be filed as exhibits to this registration statement may contain provisions regarding indemnification of Expedia’s directors and officers against certain liabilities under the Securities Act of 1933, as amended, and regarding contribution with respect to payments that the underwriters or agents or their controlling persons may be required to make in respect of those liabilities.

Subsidiary Guarantor Registrants

Delaware Corporation Guarantor – Hotwire, Inc.

For a description of Delaware law see above under the heading “Expedia, Inc.” Hotwire, Inc.’s charter provides generally for indemnification to the fullest extent not prohibited by Delaware law for directors of the corporation. Hotwire, Inc.’s bylaws provide generally for indemnification to the fullest extent not prohibited by Delaware law for directors and executive officers of the corporation; provided, that the corporation is not required to indemnify any director or executive officer in connection with any proceeding initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding is authorized by the corporation’s board of directors, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under Delaware law or any other applicable law or (iv) such indemnification is required to be made by a judgment entered in favor of a director or executive officer in connection with an enforcement action by such person seeking indemnification or an advancement of expenses under Hotwire, Inc.’s bylaws.

Delaware Limited Liability Company Guarantor – Interactive Affiliate Network, LLC

Section 18-108 of the Delaware Limited Liability Company Act permits a limited liability company, subject to such standards and restrictions, if any, as are set forth in such limited liability company’s limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Interactive Affiliate Network, LLC’s limited liability company agreement contains no standards or restrictions on other provisions addressing indemnification.

Delaware Limited Partnership Guarantor – EAN.com, LP

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act permits a limited partnership, subject to such standards and restrictions, if any, as are set forth in such limited partnership’s limited partnership agreement, to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. EAN.com, LP’s agreement of limited partnership generally requires indemnification of partners, officers, employees and other representatives of EAN.com, LP and any manager, member of any executive committee of any partner, officer, director, employee, administrator, trustee, general or limited partner of any partner, shareholder, member, beneficiary or other holder of an equity interest of any partner or officer, director, employee or other authorized representative of any of the foregoing or any of their affiliates to the full extent permitted by Delaware law. This indemnification specifically includes losses, claims, damages and liabilities arising from any act or failure to act by such indemnitee which is attributable, in whole or in part, to the negligence of such indemnitee of any of its affiliates.

Texas Limited Partnership Guarantor – Hotels.com, LP

Hotels.com, L.P.’s agreement of limited partnership requires it to indemnify, to the fullest extent permitted by law, each general partner, its affiliates and their respective officers, directors, partners, employees and agents against all losses, costs, liabilities, damages and expenses (including fees and disbursements of counsel) that any of them may incur as a general partner or in performing the obligations of the general partner, but excluding any such items incurred as a result of something for which the general partner is liable as a result of the failure to satisfy its standards of performance under the agreement of limited partnership, which generally require the general partner to perform its duties in good faith and in the best interests of the partnership and to devote such time and effort as is reasonably necessary to manage the limited partnership prudently. Hotels.com, L.P.’s agreement of limited partnership further requires it to advance to each such person expenses associated with the defense of any related action.

Chapter 8 of the Texas Business Organizations Code (the “TBOC”) requires a limited partnership to indemnify a general partner against reasonable expenses actually incurred by such person in connection with a proceeding in which such person is a respondent because such person is or was a general partner if such person is wholly successful, on the merits or otherwise, in the defense of the proceeding. Further, Chapter 8 of the TBOC permits a limited partnership to indemnify a general partner that was, is, or is threatened to be made a respondent in a proceeding against judgments and expenses that are reasonable and actually incurred by such person in connection with such proceeding if it is determined that: (1) such person (a) acted in good faith, (b) reasonably believed, in the case of conduct in such person’s official capacity, that such person’s conduct was in the limited partnership’s best interest and, in any other case, that such person’s conduct was not opposed to the limited partnership’s best interests, and (c) in the case of a criminal proceeding, did not have a reasonable cause to believe such person’s conduct was unlawful and (2) with respect to expenses, the amount of such expenses is reasonable. Under Chapter 8 of the TBOC, indemnification of a general partner that is found liable to the limited partnership or found liable because such person improperly received a personal benefit (1) is limited to reasonable expenses actually incurred, (2) does not include a judgment, a penalty, a fine, or an excise or similar tax and (3) may not be made if such person has been found liable for (a) willful or intentional misconduct in the performance of any duties to the limited partnership, (b) breach of any duty of loyalty owed to the limited partnership or (c) an act or omission not committed in good faith that constitutes a breach of any duty owed by such person to the limited partnership.

Chapter 8 of the TBOC permits a limited partnership to pay or reimburse reasonable expenses incurred by a general partner who was, is, or is threatened to be made a respondent in a proceeding in advance of the final disposition of the proceeding without making the required determinations after the limited partnership receives (1) a written affirmation by the general partner of such person’s good faith belief that the person has met the standard of conduct necessary for indemnification and (2) a written undertaking by or on behalf of such person to repay the amount paid or reimbursed if the final determination is that the person has not met that standard or that indemnification is prohibited by Chapter 8 of the TBOC.

Chapter 8 of the TBOC permits a limited partnership to indemnify and advance expenses to persons other than a general partner, including officers, employees or agents, as provided by the limited partnership’s agreement of limited partnership, action of the general partner or contract, among other means.

Chapter 8 of the TBOC provides that a written partnership agreement of a limited partnership may restrict the circumstances under which the limited partnership must or may indemnify or may advance expenses to a person under such Chapter 8 of the TBOC.

Chapter 8 of the TBOC permits a limited partnership to purchase or procure or establish and maintain insurance or other arrangements to indemnify and hold harmless its general partners, officers, employees and agents against any liability (1) asserted against and incurred by such person in that capacity or (2) arising out of the person’s status in that capacity, without regard to whether the limited partnership otherwise would have the power to indemnify such person against that liability under Chapter 8 of the TBOC.

Texas Limited Liability Company Guarantor – Hotels.com GP, LLC

Hotels.com GP, LLC’s limited liability company agreement requires it to indemnify, to the fullest extent permitted by the TBOC, including Section 101.402 thereof, each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, or any appeal in such a proceeding or any inquiry or investigation that could lead to such a proceeding, by reason of the fact that such person is or was a member or manager of the company or, while a member or manager, is or was serving at the request of the company as a director, officer, venturer, proprietor, trustee, employee, administrator, agent or similar functionary of another entity against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements, and reasonable expenses (including attorneys’ fees) actually incurred by such person in connection with such proceeding. Section 101.402 of the TBOC provides that a limited liability company may (1) indemnify a member, manager or officer, (2) pay in advance or reimburse expenses incurred by a member, manager or officer and (3) purchase or procure or establish and maintain insurance or another arrangement to indemnify or hold harmless a member, manager or officer.

Hotels.com GP, LLC’s limited liability company agreement further expressly provides that rights to indemnification under the limited liability company agreement include the right to be paid or reimbursed by the company the reasonable expenses incurred by an indemnifiable person (“indemnifiable person”) who was, is, or is threatened to be made a named defendant or respondent in a proceeding in advance of the final disposition of the proceeding and without any determination as to the person’s ultimate entitlement to indemnification, but only upon delivery to the company of (1) a written affirmation by such person of such person’s good faith belief that such person has met the standard of conduct necessary for indemnification and (2) a written undertaking by or on behalf of such person to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified.

Chapter 8 of the TBOC does not apply to a limited liability company unless the governing documents of the company adopt the provisions of such Chapter. Under Chapter 8 of the TBOC, the governing documents of a limited liability company are not required to adopt the provisions of Chapter 8 of the TBOC and may contain other provisions relating to indemnification, advancement of expenses and insurance. The indemnification, including advancement of expenses, of members and managers set forth in Hotels.com GP, LLC’s limited liability company agreement is expressly limited to indemnification permitted by the TBOC.

The provisions of Chapter 8 of the TBOC require a member-managed limited liability company to indemnify a member against reasonable expenses actually incurred by such person in connection with a proceeding in which such person is a respondent because such person is or was a member if such person is wholly successful, on the merits or otherwise, in the defense of the proceeding. Further, the provisions of Chapter 8 of the TBOC permit a member-managed limited liability company to indemnify a member that was, is, or is threatened to be made a respondent in a proceeding against judgments and expenses that are reasonable and actually incurred by such person in connection with such proceeding if it is determined that: (1) such person (a) acted in good faith, (b) reasonably believed, in the case of conduct in such person’s official capacity, that such person’s conduct was in the limited liability company’s best interest and, in any other case, that such person’s conduct was not opposed to the limited liability company’s best interests, and (c) in the case of a criminal proceeding, did not have a reasonable cause to believe such person’s conduct was unlawful and (2) with respect to expenses, the amount of expenses is reasonable. Under the provisions of Chapter 8 of the TBOC, indemnification of a member that is found liable to the limited liability company or found liable because such person improperly received a personal benefit (1) is limited to reasonable expenses actually incurred, (2) does not include a judgment, a penalty, a fine, or an excise or similar tax, and (3) may not be made if such person has been found liable for (a) willful or intentional misconduct in the performance of any duties to the limited liability company, (b) breach of any duty of loyalty owed to the limited liability company or (c) an act or omission not committed in good faith that constitutes a breach of any duty owed by such person to the limited liability company.

The provisions of Chapter 8 of the TBOC permit a member-managed limited liability company to pay or reimburse reasonable expenses incurred by a member who was, is, or is threatened to be made a respondent in a proceeding in advance of the final disposition of the proceeding without making the required determinations after the limited liability company receives (1) a written affirmation by the member of such person’s good faith belief that the person has met the standard of conduct necessary for indemnification and (2) a written undertaking by such person to repay the amount paid or reimbursed if the final determination is that the person has not met that standard or that indemnification is prohibited by Chapter 8 of the TBOC.

Hotels.com GP, LLC’s limited liability company agreement permits the company, by adoption of a resolution of the member, to indemnify and advance expenses to a member or manager under the limited liability company agreement and to indemnify and advance expenses to others who are or were serving at the request of the company as a director, officer, venture, proprietor, trustee, employee, administrator, agent or similar functionary of another entity against liabilities asserted against such person and incurred by such person in such capacity or arising out of such person’s status as such a person to the same extent that it may indemnify and advance expenses to a member under the Hotels.com GP, LLC’s limited liability company agreement.

Chapter 8 of the TBOC permits a member-managed limited liability company to indemnify and advance expenses to persons other than a member, including officers, employees, or agents, as provided by the limited liability company’s governing documents, action of the general partner, or contract, among other means.

Hotels.com GP, LLC’s limited liability company agreement permits the company to purchase and maintain insurance to protect any person who is or was serving as a member, officer, employee, or agent of the company or is or was serving at the request of the company as a member, director, officer, partner or similar functionary of another entity against any expense, liability, or loss, whether or not the company would have the power to indemnify such person against such expense, liability, or loss under its limited liability company agreement.

New York Limited Liability Company Guarantor – HRN 99 Holdings, LLC

Section 420 of the New York Limited Liability Company Law permits a limited liability company to indemnify and hold harmless, and advance expenses to, any member, manager, or other person, or any testator or intestate of such member, manager or other person, from and against any and all claims and demands whatsoever; provided, however, that no indemnification may be made to or on behalf of any member, manager or other person if a judgment or other final adjudication adverse to such person establishes (1) that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (2) that he personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. HRN 99 Holdings, LLC’s operating agreement requires indemnification to the full extent permitted by law for a manager or member for any loss, damage or claim incurred by such manager or member by reason of any act or omission performed or omitted to be performed by such manager or member in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such manager or member by the company’s operating agreement, except that no manager or member will be indemnified in respect of any loss, damage or claim incurred by such manager or member by reason of willful misconduct with respect to such act or omission.

Nevada Corporation Guarantor – WWTE, Inc.

Section 78.7502(1) of the Nevada Revised Statutes permits indemnification of any person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he (a) is not liable pursuant to Nevada Revised Statutes Section 78.138, or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 78.7502(2) of the Nevada Revised Statutes permits indemnification of any person who was or is a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he (a) is not liable pursuant to Nevada Revised Statutes Section 78.138, or (b) acted in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the corporation. Section 78.7502(2) of the Nevada Revised Statutes provides further that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all of the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Section 78.7502(3) of the Nevada Revised Statutes requires indemnification against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2 of Section 78.7502. Section 78.751(1) of the Nevada Revised Statutes provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced under Section 78.751(2), may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made by (a) the stockholders, (b) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) by independent legal counsel in a written opinion, if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, or (d) by independent legal counsel in a written opinion, if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained. Section 78.751(2) of the Nevada Revised Statutes permits the articles of incorporation, the bylaws, or an agreement of the corporation to provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation. Section 78.751(3) of the Nevada Revised Statutes permits the articles of incorporation, the bylaws, or an agreement of the corporation to provide additional rights to indemnification or advancement of expenses for an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless court ordered or for advancement of expenses under Section 78.751(2), may not be made to or on behalf of any director or officer if a final adjudication establishes that the director’s or officer’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee and agent of the corporation for any liability asserted against him and liability and expenses incurred by him in such capacity, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses. WWTE, Inc.’s bylaws provide for indemnification to the fullest extent permitted by Nevada law of any director or officer who was or is a party to or is threatened to be made a party to, or is otherwise involved in, any proceeding by reason of being or having been a director or officer of the corporation or is or was serving in any capacity at the request of the corporation as a director, officer, employee, agent, partner, member, manager or fiduciary of, or in any other capacity for, another entity. Each such indemnitee will be indemnified against all expense, liability and loss (including attorneys’ fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection with any proceeding; provided, that such indemnitee either is not liable pursuant to the Nevada Revised Statutes 78.138 or acted in good faith and in a manner such indemnitee reasonably believed to be in or not opposed to the interests of the corporation and, with respect to any proceeding that is criminal in nature, had no reasonable cause to believe that his or her conduct was unlawful. WWTE, Inc.’s articles of incorporation and bylaws provide for advancement of expenses and for mandatory indemnification of officers and directors, generally subject to exceptions similar to those circumstances constituting prohibitions on permissible indemnification under Sections 78.7502 and 78.751 of the Nevada Revised Statutes.

WWTE, Inc.’s bylaws require the corporation to pay the expenses of indemnitees as they are incurred or in advance, and to the extent that a director or officer of the corporation is successful on the merits or otherwise in defense of any proceeding, the corporation will indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

WWTE, Inc.’s bylaws permit the corporation to purchase and maintain insurance or make any other financial arrangements on behalf of any indemnitee for any liability asserted against him or her and liability and expenses incurred by him or her in his or capacity as a director, officer, employee, member, managing member or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

Nevada Corporation Guarantor – CarRentals.com, Inc.

Section 78.7502(1) of the Nevada Revised Statutes permits indemnification of any person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he (a) is not liable pursuant to Nevada Revised Statutes Section 78.138, or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 78.7502(2) of the Nevada Revised Statutes permits indemnification of any person who was or is a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he (a) is not liable pursuant to Nevada Revised Statutes Section 78.138, or (b) acted in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the corporation. Section 78.7502(2) of the Nevada Revised Statutes provides further that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all of the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Section 78.7502(3) of the Nevada Revised Statutes requires indemnification against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2 of Section 78.7502. Section 78.751(1) of the Nevada Revised Statutes provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced under Section 78.751(2), may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made by (a) the stockholders, (b) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) by independent legal counsel in a written opinion, if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, or (d) by independent legal counsel in a written opinion, if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained. Section 78.751(2) of the Nevada Revised Statutes permits the articles of incorporation, the bylaws, or an agreement of the corporation to provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation. Section 78.751(3) of the Nevada Revised Statutes permits the articles of incorporation, the bylaws, or an agreement of the corporation to provide additional rights to indemnification or advancement of expenses for an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless court ordered or for advancement of expenses under Section 78.751(2), may not be made to or on behalf of any director or officer if a final adjudication establishes that the director’s or officer’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee and agent of the corporation for any liability asserted against him and liability and expenses incurred by him in such capacity, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses. CarRentals.com, Inc.’s articles of incorporation require indemnification of any officer or director and permit indemnification of any other person to the fullest extent permitted by law. CarRentals.com, Inc.’s bylaws do not address indemnification.

Nevada Limited Liability Company Guarantors – Classic Vacations, LLC; Egencia LLC; Travelscape, LLC

Section 86.411 of the Nevada Revised Statutes permits indemnification (in a proceeding other than by the company) of any person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the company, by reason of the fact that he is or was a manager, member, employee or agent of the company, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 86.421 of the Nevada Revised Statutes permits indemnification (in a proceeding by the company) of any person who was or is a party to any threatened, pending or completed action or suit by or in the right of the company to procure a judgment in its favor by reason of the fact that he is or was a manager, member, employee or agent of the company, against expenses, including amounts paid in settlement and attorney’s fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the company. Section 86.421 of the Nevada Revised Statutes provides further that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the company or for amounts paid in settlement to the company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all of the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Section 86.431 of the Nevada Revised Statutes requires indemnification against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense to the extent that a manager, member, employee or agent of a limited-liability company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 86.411 and 86.421. Section 86.441 of the Nevada Revised Statutes permits the articles of organization, the operating agreement, or a separate agreement of the limited-liability company to provide that the expenses of members or managers incurred in defending a civil or criminal action, suit or proceeding must be paid by the company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the member or manager to repay the amount if it is ultimately determined by a court of competent jurisdiction that the member or manager is not entitled to be indemnified by the company. Section 86.451 of the Nevada Revised Statutes permits the articles of organization, the operating agreement, or a separate agreement of the limited-liability company to provide additional rights to indemnification or advancement of expenses for an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless court ordered or for advancement of expenses under Section 86.441, may not be made to or on behalf of any member or manager if a final adjudication establishes that the member’s or manager’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. Section 86.461 of the Nevada Revised Statutes allows a company to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a member, manager, employee or agent of the company for any liability asserted against him and liability and expenses incurred by him in such capacity, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses. Classic Vacations, LLC’s articles of organization and operating agreement, Egencia LLC’s articles of organization and operating agreement and Travelscape, LLC’s articles of organization and operating agreement require advancement of expenses, in a manner consistent with Section 86.441, and indemnification to the fullest extent permitted by Chapter 86 of the Nevada Revised Statutes of the member, any other person designated by the member as a covered person, or any person who at the time of the act or omission in question was a member or a person designated by a member as a covered person, generally to the extent the member determines that indemnification is proper in the circumstances.

Washington Corporation Guarantor – Expedia, Inc.

Washington Business Corporation Act (the “WBCA”) (See RCW 23B.08.320 and RCW 23B.08.500 through 23B.08.603) permits a corporation to indemnify an individual made a party to a proceeding because the individual is or was a director in situations where (1) the individual acted in good faith; (2) the individual reasonably believed, in the case of conduct in the individual’s official capacity, that the conduct was in the corporation’s best interests, and in all other cases, that the individual’s conduct was at least not opposed to the corporation’s best interests; and (3) in the case of any criminal proceeding, the individual had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or (ii) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable for receiving improper personal benefit. Indemnification pursuant to RCW 23B.08.510 is limited to reasonable expenses incurred in connection with the proceeding. Pursuant to RCW 23B.08.520, unless limited by its articles of incorporation, a corporation must indemnify a director or officer who is wholly successful in the defense of any proceeding to which he was a party because of being a director of the corporation. However, RCW 23B.08.560 permits a corporation, if authorized by its articles of incorporation or a bylaw or resolution adopted or ratified by the shareholders, to provide indemnification without regard to the limitations described above, provided that the corporation shall not indemnify a director from or on account of (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law, (b) conduct of the director adjudged to be in violation of the prohibition against unlawful distributions to shareholders, or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

Expedia, Inc.’s (a Washington corporation and wholly owned subsidiary of Expedia (“Expedia (WA)”)) restated articles of incorporation provide that generally the corporation’s directors shall not be liable to the corporation or its shareholders for monetary damages for conduct as a director, to the full extent permitted by the WBCA.

Expedia (WA)’s bylaws generally provide that the directors and officers (and legal representatives of such directors and officers) will be indemnified to the fullest extent authorized by the WBCA with respect to third-party actions, suits, investigations or proceedings; provided that any such person has met the applicable standard of conduct set forth in the WBCA. Expedia (WA)’s bylaws further provide that directors and officers (and legal representatives of such directors and officers) will be indemnified with respect to actions or suits initiated by such person only if such action was first approved by the board of directors. Expedia (WA)’s bylaws allow the corporation to pay all expenses incurred by a director or officer (or legal representatives of such directors or officers) in defending any proceeding in which the scope of the indemnification provisions as such expenses are incurred in advance of its final disposition, upon an undertaking by such party to repay such expenses, if it is ultimately determined that such party was not entitled to indemnity by the corporation. From time to time, Expedia (WA)’s officers and directors may be provided with indemnification agreements that are consistent with the foregoing provisions. Expedia (WA) has policies of directors’ and officers’ liability insurance, which insure directors and officers against the costs of defense, settlement and/or payment of judgment under certain circumstances. Expedia (WA) believes that these agreements and arrangements are necessary to attract and retain qualified persons as directors and officers.

Washington Limited Liability Company Guarantor – Cruise, LLC

Section 25.15.040 of the Washington Limited Liability Company Act provides that a limited liability company agreement may contain provisions not inconsistent with law that: (a) eliminate or limit the personal liability of a member or manager to the limited liability company or its members for monetary damages for conduct as a member or manager, provided that such provisions shall not eliminate or limit the liability of a member or manager for acts or omissions that involve intentional misconduct or a knowing violation of law by a member or manager, for unlawful distributions, or for any transaction from which the member or manager will personally receive a benefit in money, property, or services to which the member or manager is not legally entitled; or (b) indemnify any member or manager from and against any judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which an individual is a party because he or she is, or was, a member or a manager, provided that no such indemnity shall indemnify a member or a manager from or on account of acts or omissions of the member or manager finally adjudged to be intentional misconduct or a knowing violation of law by the member or manager, conduct of the member or manager in connection with unlawful distributions or any transaction with respect to which it was finally adjudged that such member or manager received a benefit in money, property, or services to which such member or manager was not legally entitled.

Cruise, LLC’s operating agreement requires the company to indemnify its sole member for all costs, losses, liabilities and damages paid or accrued by such member, and to advance expenses incurred by the member, in connection with the business of the company to the fullest extent provided or allowed by the Washington Limited Liability Company Act.

Item 16.	Exhibits.

The following exhibits are included herein or incorporated herein by reference:

Exhibit No.	Description

1.1*	Form of Underwriting Agreement for Debt Securities

4.1*	Form of Indenture of Expedia, Inc.

5.1*	Opinion of Wachtell, Lipton, Rosen & Katz (as to debt securities registered under the Registration Statement and the guarantees of registrant guarantors other than the New Subsidiary Guarantors)

5.2	Opinion of Wachtell, Lipton, Rosen & Katz (as to the guarantees of the New Subsidiary Guarantors)

5.3	Opinion of Perkins Coie LLP

5.4	Opinion of Holland & Hart LLP

12.1*	Statement regarding computation of ratio of earnings to fixed charges

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1)

23.3	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.2)

23.4	Consent of Perkins Coie LLP (contained in Exhibit 5.3)

23.5	Consent of Holland & Hart LLP (contained in Exhibit 5.4)

24.1*

Power of Attorney of Expedia, Inc., Classic Vacations, LLC, EAN.com, LP, Egencia LLC, Hotels.com, L.P.,

Hotels.com GP, LLC, Hotwire, Inc., HRN 99 Holdings, LLC, Interactive Affiliate Network, LLC, Travelscape, LLC, WWTE, Inc. (included on the signature pages to the Registration Statement)

24.2	Power of Attorney of CarRentals.com, Inc. and Cruise, LLC (included on the signature pages hereto)

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939

*	Previously filed as exhibit to the Registration Statement.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to the effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to be the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification against such liabilities, (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bellevue, Washington, on April 29, 2015.

Expedia, Inc.

By:	/s/ Robert J. Dzielak
Robert J. Dzielak Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Dara Khosrowshahi	Chief Executive Officer, President and Director (Principal Executive Officer)	April 29, 2015

* Mark D. Okerstrom	Chief Financial Officer (Principal Financial Officer)	April 29, 2015

* Lance A. Soliday	Chief Accounting Officer and Controller (Principal Accounting Officer)	April 29, 2015

* Barry Diller	Director (Chairman of the Board)	April 29, 2015

* Victor A. Kaufman	Director (Vice Chairman)	April 29, 2015

* A. George Battle	Director	April 29, 2015

* Jonathan L. Dolgen	Director	April 29, 2015

* John C. Malone	Director	April 29, 2015

* Craig A. Jacobson	Director	April 29, 2015

Signature	Title	Date

* Peter M. Kern	Director	April 29, 2015

* Pamela L. Coe	Director	April 29, 2015

* José A. Tazón	Director	April 29, 2015

*By	/s/ Robert J. Dzielak
Robert J. Dzielak
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bellevue, Washington, on April 29, 2015.

Expedia, Inc. (a Washington corporation)

By:	/s/ Robert J. Dzielak
Robert J. Dzielak Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Dara Khosrowshahi	President and Chief Executive Officer, Director (Principal Executive Officer)	April 29, 2015

* Mark D. Okerstrom	Chief Financial Officer, Director (Principal Financial Officer)	April 29, 2015

* Lance A. Soliday	Chief Accounting Officer (Principal Accounting Officer)	April 29, 2015

*By	/s/ Robert J. Dzielak
Robert J. Dzielak
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bellevue, Washington, on April 29, 2015.

Classic Vacations, LLC

By:	/s/ Robert J. Dzielak
Robert J. Dzielak Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Dara Khosrowshahi	Chief Executive Officer (Principal Executive Officer)	April 29, 2015

* Mark D. Okerstrom	Chief Financial Officer (Principal Financial Officer)	April 29, 2015

* Lance A. Soliday	Chief Accounting Officer (Principal Accounting Officer)	April 29, 2015

*By	/s/ Robert J. Dzielak
Robert J. Dzielak
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bellevue, Washington, on April 29, 2015.

EAN.com, LP

By:	/s/ Robert J. Dzielak
Robert J. Dzielak Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Dara Khosrowshahi	President (Principal Executive Officer)	April 29, 2015

* Mark D. Okerstrom	Chief Financial Officer (Principal Financial Officer)	April 29, 2015

* Lance A. Soliday	Chief Accounting Officer (Principal Accounting Officer)	April 29, 2015

*By	/s/ Robert J. Dzielak
Robert J. Dzielak
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bellevue, Washington, on April 29, 2015.

Egencia LLC

By:	/s/ Robert J. Dzielak
Robert J. Dzielak Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Dara Khosrowshahi	Chief Executive Officer (Principal Executive Officer)	April 29, 2015

* Mark D. Okerstrom	Chief Financial Officer (Principal Financial Officer)	April 29, 2015

* Lance A. Soliday	Chief Accounting Officer (Principal Accounting Officer)	April 29, 2015

*By	/s/ Robert J. Dzielak
Robert J. Dzielak
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bellevue, Washington, on April 29, 2015.

Hotels.com, L.P.

By:	/s/ Robert J. Dzielak
Robert J. Dzielak Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Dara Khosrowshahi	President (Principal Executive Officer)	April 29, 2015

* Mark D. Okerstrom	Chief Financial Officer (Principal Financial Officer)	April 29, 2015

* Lance A. Soliday	Chief Accounting Officer (Principal Accounting Officer)	April 29, 2015

*By	/s/ Robert J. Dzielak
Robert J. Dzielak
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bellevue, Washington, on April 29, 2015.

Hotels.com GP, LLC

By:	Expedia, Inc. a Washington corporation
Its:	Sole Member

By:	/s/ Robert J. Dzielak
Robert J. Dzielak
Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Dara Khosrowshahi and Robert J. Dzielak, and each of them, as his or her true and lawful attorney in fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dara Khosrowshahi Dara Khosrowshahi	President of Sole Member (Principal Executive Officer)	April 29, 2015

/s/ Mark D. Okerstrom Mark D. Okerstrom	Chief Financial Officer of Sole Member (Principal Financial Officer)	April 29, 2015

/s/ Lance A. Soliday Lance A. Soliday	Chief Accounting Officer of Sole Member (Principal Accounting Officer)	April 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bellevue, Washington, on April 29, 2015.

Hotwire, Inc.

By:	/s/ Robert J. Dzielak
Robert J. Dzielak
Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Dara Khosrowshahi	Chief Executive Officer (Principal Executive Officer)	April 29, 2015

* Joe Selsavage	Chief Financial Officer (Principal Financial Officer)	April 29, 2015

* Lance A. Soliday	Chief Accounting Officer (Principal Accounting Officer)	April 29, 2015

* Mark D. Okerstrom	Director	April 29, 2015

* Robert J. Dzielak	Director	April 29, 2015

*By	/s/ Robert J. Dzielak
Robert J. Dzielak
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bellevue, Washington, on April 29, 2015.

HRN 99 Holdings, LLC

By:	/s/ Robert J. Dzielak
Robert J. Dzielak
Manager

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Mark D. Okerstrom	Manager (Principal Executive Officer)	April 29, 2015

* Robert J. Dzielak	Manager (Principal Financial Officer)	April 29, 2015

*By	/s/ Robert J. Dzielak
Robert J. Dzielak
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bellevue, Washington, on April 29, 2015.

Interactive Affiliate Network, LLC

By:	/s/ Robert J. Dzielak
Robert J. Dzielak
Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President	April 29, 2015
Dara Khosrowshahi	(Principal Executive Officer)

*	Chief Financial Officer	April 29, 2015
Mark D. Okerstrom	(Principal Financial Officer)

*	Chief Accounting Officer	April 29, 2015
Lance A. Soliday	(Principal Accounting Officer)

*By	/s/ Robert J. Dzielak
Robert J. Dzielak
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bellevue, Washington, on April 29, 2015.

Travelscape, LLC

By:	/s/ Robert J. Dzielak
Robert J. Dzielak
Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President	April 29, 2015
Dara Khosrowshahi	(Principal Executive Officer)

*	Chief Financial Officer	April 29, 2015
Mark D. Okerstrom	(Principal Financial Officer)

*	Chief Accounting Officer	April 29, 2015
Lance A. Soliday	(Principal Accounting Officer)

*By	/s/ Robert J. Dzielak
Robert J. Dzielak
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bellevue, Washington, on April 29, 2015.

Cruise, LLC

By:	Expedia, Inc. a Washington corporation
Its:	Sole Member

By:	/s/ Robert J. Dzielak
Robert J. Dzielak
Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Dara Khosrowshahi and Robert J. Dzielak, and each of them, as his or her true and lawful attorney in fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dara Khosrowshahi Dara Khosrowshahi	President of Sole Member (Principal Executive Officer)	April 29, 2015

/s/ Mark D. Okerstrom Mark D. Okerstrom	Chief Financial Officer of Sole Member (Principal Financial Officer)	April 29, 2015

/s/ Lance A. Soliday Lance A. Soliday	Chief Accounting Officer of Sole Member (Principal Accounting Officer)	April 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bellevue, Washington, on April 29, 2015.

CarRentals.com, Inc.

By:	/s/ Robert J. Dzielak
Robert J. Dzielak
Executive Vice President and Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Dara Khosrowshahi and Robert J. Dzielak, and each of them, as his or her true and lawful attorney in fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dara Khosrowshahi	President	April 29, 2015
Dara Khosrowshahi	(Principal Executive Officer)

/s/ Mark D. Okerstrom	Executive Vice President, Director	April 29, 2015
Mark D. Okerstrom	(Principal Financial Officer)

/s/ Steven P. Louden	Vice President and Treasurer	April 29, 2015
Steven P. Louden	(Principal Accounting Officer)

/s/ Robert J. Dzielak	Director	April 29, 2015
Robert J. Dzielak

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bellevue, Washington, on April 29, 2015.

WWTE, Inc.

By:	/s/ Robert J. Dzielak
Robert J. Dzielak
Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President	April 29, 2015
Dara Khosrowshahi	(Principal Executive Officer)

*	Chief Financial Officer, Director	April 29, 2015
Mark D. Okerstrom	(Principal Financial Officer)

*	Chief Accounting Officer	April 29, 2015
Lance A. Soliday	(Principal Accounting Officer)

*	Director	April 29, 2015
Robert J. Dzielak

*By	/s/ Robert J. Dzielak
Robert J. Dzielak
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement for Debt Securities

4.1*	Form of Indenture of Expedia, Inc.

5.1*	Opinion of Wachtell, Lipton, Rosen & Katz (as to debt securities registered under the Registration Statement and the guarantees of registrant guarantors other than the New Subsidiary Guarantors)

5.2	Opinion of Wachtell, Lipton, Rosen & Katz (as to the guarantees of the New Subsidiary Guarantors)

5.3	Opinion of Perkins Coie LLP

5.4	Opinion of Holland & Hart LLP

12.1*	Statement regarding computation of ratio of earnings to fixed charges

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1)

23.3	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.2)

23.4	Consent of Perkins Coie LLP (contained in Exhibit 5.3)

23.5	Consent of Holland & Hart LLP (contained in Exhibit 5.4)

24.1*

Power of Attorney of Expedia, Inc., Classic Vacations, LLC, EAN.com, LP, Egencia LLC, Hotels.com, L.P.,

Hotels.com GP, LLC, Hotwire, Inc., HRN 99 Holdings, LLC, Interactive Affiliate Network, LLC, Travelscape, LLC, WWTE, Inc. (included on the signature pages to the Registration Statement)

24.2	Power of Attorney of CarRentals.com, Inc. and Cruise, LLC (included on the signature pages hereto)

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939

*	Previously filed as exhibit to the Registration Statement.